UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

Alnylam Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street
Henri A. Termeer Square
Cambridge, MA 02142
(Address of principal executive offices, including zip code)

(617) 551-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 10, 2025, Alnylam Pharmaceuticals, Inc. (the “Company”) entered into separate, privately negotiated repurchase agreements with certain holders of its 1.00% convertible senior notes due 2027 (the “Notes”) to repurchase for cash (the “Repurchases”) approximately $34.4 million aggregate principal amount of the Notes for a total repurchase cost (including accrued and unpaid interest) of approximately $51.9 million. The final aggregate cash repurchase price is subject to adjustment as a portion of the repurchase price will be based in part on the daily volume-weighted average price per share of the Company’s common stock over an agreed measurement period beginning on, and including, December 11, 2025.

The Repurchases are expected to close shortly after completion of the measurement period, subject to the satisfaction of customary closing conditions. Following such closings, approximately $362.8 million aggregate principal amount of the Notes will remain outstanding.

The Company had previously entered into capped call transactions with certain financial institutions in connection with the issuance of the Notes. All of these transactions are expected to remain in effect notwithstanding the Repurchases.

On December 11, 2025, the Company issued a press release relating to the Repurchases, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K, including the exhibits attached hereto, does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This Current Report on Form 8-K shall not constitute an offer to purchase, or a redemption notice for, any of the Company’s outstanding Notes.

Forward-looking Statements

Various statements in this Current Report on Form 8-K concerning the Company’s future expectations, plans and prospects, including, without limitation, statements regarding: the Repurchases, the amount of Notes that will remain outstanding after the Repurchases and the capped call transactions, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to the Company’s ability to successfully execute on its “Alnylam P5x25” strategy; the Company’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for the Company’s product candidates; or advice of regulatory agencies and the Company’s ability to obtain and maintain regulatory approval for its product candidates, as well as favorable pricing and reimbursement; successfully launching, marketing and selling the Company’s approved products globally; delays, interruptions or failures in the manufacture and supply of its product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; the Company’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future; the Company’s ability to maintain strategic business collaborations; the Company’s dependence on third parties for the development and commercialization of certain products; the outcome of litigation; the potential risk of future government investigations; and unexpected expenditures; as well as those risks more fully discussed in the “Risk Factors” filed with the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as may be updated from time to time in the Company’s subsequent Quarterly Reports on Form 10-Q, and in other filings that the Company makes with the SEC. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

99.1	Press release announcing the partial notes repurchase, dated December 11, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2025

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ Jeffrey V. Poulton
Jeffrey V. Poulton
Executive Vice President, Chief Financial Officer